As filed with the Securities and Exchange Commission on December 22, 2005
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2853258 (I.R.S. Employer Identification No.)
1120 South Capital of Texas Highway Building 3, Suite 220 Austin, Texas 78746 (Address of principal executive offices, including zip code)
_________________

PERFICIENT, INC. 1999 STOCK OPTION/STOCK ISSUANCE PLAN
and
PERFICIENT, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Mr. John T. McDonald
Chief Executive Officer
Perficient, Inc.
1120 South Capital of Texas Highway
Building 3, Suite 220
Austin, Texas 78746
(512) 531-6000
(Name, address and telephone number of agent for service)

copies to:

J. Nixon Fox, III Vinson & Elkins LLP 2801 Via Fortuna Suite 100 Austin, Texas 78746-7568 (512) 542-8400	Michael D. Hill Chief Financial Officer Perficient, Inc. 1120 S. Capital of Texas Highway Building 3, Suite 220 Austin, TX 78746 (512) 531-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	2,500,000 shares (3)	$8.84	$22,100,000.00	$2,364.70

(1)
Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Employee Stock Purchase Plan and the 1999 Stock Option/Stock Issuance Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plans.

(2)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The price for the 2,500,000 shares being registered hereby was based on a price of $8.84, the average of the high and low prices reported on the NASDAQ National Market on December 20, 2005.

(3)
Of the shares being registered hereby, 500,000 shares relate to shares issuable upon the exercise of purchase options that may in the future be granted pursuant to the Employee Stock Purchase Plan. The remaining 2,000,000 shares relate to shares issuable pursuant to the 1999 Stock Option/Stock Issuance Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Perficient, Inc. (the “Registrant”) will send or give to all participants in the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan and the Perficient, Inc. Employee Stock Purchase Plan the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

With respect to the 1999 Stock Option/Stock Issuance Plan, this Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register the offer and sale of shares of Common Stock that may be issued under the 1999 Stock Option/Stock Issuance Plan. The contents of the Registrant’s Form S-8 Registration Statement filed on July 31, 2000 (File No. 333-42626), as amended on December 21, 2001 (File No. 333-75666) and September 7, 2004 (File No. 333-118839) relating to the 1999 Stock Option/Stock Issuance Plan are hereby incorporated by reference to this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The Registrant hereby incorporates by reference into this Registration Statement the following documents:

  (a)  The Registrant’s Annual Report on Form 10-KSB (File No. 001-15169), filed with the Commission on March 31, 2005, for the fiscal year ended December 31, 2004.

  (b)  All other reports filed by the Registrant since December 31, 2004 with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), including, but not limited to, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

  (c)  The description of the Registrant’s Common Stock, par value $0.001 per share, contained in Item 1 of the Registrant’s Registration Statement on Form 8-A filed on February 15, 2005, pursuant to Section 12 of the Exchange Act.

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify its current or former directors and officers, as well as other current or former employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually or reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than actions by or in the right of such corporation. The director or officer must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation is similarly empowered by the DGCL, subject to the same limitation described in the previous sentence, with respect to actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and court approval is required to indemnify an individual adjudged to be liable to the corporation. Where directors and officers are successful on the merits or otherwise in the defense of such actions, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify them against the expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense. The DGCL permits a corporation to advance expenses, including attorneys’ fees, incurred by a director or officer in defending such actions, provided that the director or officer undertakes to repay the advanced amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation. The statutory indemnification provided under Section 145 of the DGCL is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Registrant’s certificate of incorporation provides, as permitted by the DGCL, that the Registrant’s directors shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which a director derived an improper personal benefit.

The Registrant’s bylaws provide that the Registrant shall indemnify, to the fullest extent permitted by DGCL, any and all of its directors and officers, or former directors and officers, or any person who may have served at the Registrant’s request as an employee or other agent. However, indemnification of a present director or officer in a specific case initiated by such director or officer is not required unless: (1) such indemnification is expressly required to be made by law; (2) the proceeding was authorized by the Board of Directors of the Registrant; or (3) such indemnification is provide by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under DGCL.

The Registrant has entered into Indemnity Agreements with each of its directors and officers, under which the Registrant will be obligated, to the extent permitted by DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they served as directors or officers or assumed certain responsibilities at the Registrant’s direction. As permitted by the DGCL and in accordance with the Indemnity Agreements, the Registrant has purchased and maintains directors and officers liability insurance.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1
Specimen Certificate for shares of common stock, previously filed with the Commission as Exhibit 4.1 to the Registrant’s Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Commission and incorporated herein by reference.

4.2
Certificate of Incorporation of Perficient, Inc., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Commission and incorporated herein by reference.

4.3
Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., previously filed with the Commission as Exhibit 2.2 to the Registrant’s Form 8-A (File No. 000-51167) filed with the Commission pursuant to Section 12(g) of the Exchange Act on February 15, 2005 and incorporated herein by reference.

4.4	Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., effective November 22, 2005.

4.5
Bylaws of Perficient, Inc., previously filed with the Commission as Exhibit 3.2 of Registrant’s Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Commission and incorporated herein by reference.

4.6
Perficient, Inc. 1999 Stock Option/Stock Issuance Plan, as amended and restated effective August 1st, 2005, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 10-Q on November 14, 2005 and incorporated herein by reference.

4.7
Perficient, Inc. Employee Stock Purchase Plan, previously filed with the Commission as Appendix A to the Registrant’s Schedule 14A (File No. 001-15169) on October 13, 2005 and incorporated herein by reference.

5.1	Opinion of Vinson & Elkins LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of BDO Seidman, LLP

23.3	Consent of BKD, LLP

23.4	Consent of Vinson & Elkins LLP (included in the opinion as Exhibit 5.1 hereto)

24.1	Powers of Attorney (included in the signature pages hereto)

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 22nd, 2005.

PERFICIENT, INC.

By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below authorizes and appoints each of John T. McDonald and Michael D. Hill, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Signature	Title	Date

/s/ John T. McDonald John T. McDonald	Chief Executive Officer and Chairman of the Board	December 22, 2005

/s/ Michael D. Hill Michael D. Hill	Chief Financial Officer	December 22, 2005

/s/ Ralph C. Derrickson Ralph C. Derrickson	Director	December 22, 2005

/s/ Max D. Hopper Max D. Hopper	Director	December 22, 2005

/s/ Kenneth R. Johnsen Kenneth R. Johnsen	Director	December 22, 2005

/s/ David S. Lundeen David S. Lundeen	Director	December 22, 2005

EXHIBIT INDEX

Exhibit Number	Description
4.1
Specimen Certificate for shares of common stock, previously filed with the Commission as Exhibit 4.1 to the Registrant’s Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Commission and incorporated herein by reference.

4.2
Certificate of Incorporation of Perficient, Inc., previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Commission and incorporated herein by reference.

4.3
Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., previously filed with the Commission as Exhibit 2.2 to the Registrant’s Form 8-A (File No. 000-51167) filed with the Commission pursuant to Section 12(g) of the Exchange Act on February 15, 2005 and incorporated herein by reference.

4.4	Certificate of Amendment to Certificate of Incorporation of Perficient, Inc., effective November 22, 2005.*

4.5
Bylaws of Perficient, Inc., previously filed with the Commission as Exhibit 3.2 of Registrant’s Form SB-2 (File No. 333-78337) declared effective on July 28, 1999 by the Commission and incorporated herein by reference.

4.6
Perficient, Inc. 1999 Stock Option/Stock Issuance Plan, as amended and restated effective August 1st, 2005, previously filed with the Commission as Exhibit 10.1 to the Registrant’s Form 10-Q on November 14, 2005 and incorporated herein by reference.

4.7
Perficient, Inc. Employee Stock Purchase Plan, previously filed with the Commission as Appendix A to the Registrant’s Schedule 14A (File No. 001-15169) on October 13, 2005 and incorporated herein by reference.

5.1	Opinion of Vinson & Elkins LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of BDO Seidman, LLP*

23.3	Consent of BKD, LLP*

23.4	Consent of Vinson & Elkins LLP (included in the opinion as Exhibit 5.1 hereto)*

24.1	Powers of Attorney (included in the signature pages hereto)*

*filed herewith.